Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-71432) pertaining to the JLG Industries, Inc. Employees’ Retirement Savings Plan of our report dated June 5, 2003, with respect to the financial statements of the Plan as of December 31, 2002 included in the Plan’s Annual Report on the Form 11-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/  Smith Elliott Kearns & Company, LLC

Chambersburg Pennsylvania
June 30, 2004